Exhibit 1.01

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Conflict Minerals Report

For The Year Ended December 31, 2017

Introduction

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2017 is being filed as provided for in Rule 13p-1 and Form SD under the Securities Exchange Act of 1934, as amended (collectively, the “Rule”). As used herein, “Conflict Minerals” or “3TG” are cassiterite, columbite-tantalite (“coltan”), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

MACOM Technology Solutions Holdings Inc., also referred to as “the Company”, “MACOM”, “we”, “our”, and “us” is a leading provider of high-performance analog semiconductor solutions that enable next-generation Internet applications, the cloud connected apps economy, and the modern, networked battlefield across the radio frequency, microwave, millimeterwave and lightwave spectrum. We offer a broad portfolio of over 5,000 standard and custom devices, which include integrated circuits, multi-chip modules, power pallets and transistors, diodes, amplifiers, switches and switch limiters, passive and active components and complete subsystems, across more than 60 product lines.

Each of the foregoing product categories contains in-scope products for purposes of our compliance with the Rule. Our in-scope products contained tantalum, tungsten, tin and gold, although not each of our in-scope products contained all of these minerals. We do not directly purchase 3TG from mines, smelters and refiners and instead only purchase products and components that contain 3TG. MACOM does not seek to embargo sourcing from the Democratic Republic of the Congo and its adjoining countries (the “Covered Countries”), and is committed to sourcing responsibly. We have adopted a policy and related procedures, as described below in this CMR, focused on our commitment to sourcing components and materials from suppliers that share our ethical values and that support compliance with MACOM’s disclosure obligations related to 3TG. MACOM further expects all suppliers to seek to purchase materials that contain 3TG from sources determined not to be involved in funding conflict in the Covered Countries.

RCOI and Due Diligence Processes

MACOM determined which of our products and components were potentially in-scope for the purposes of the Rule through product specifications, preliminary supplier analysis and other information known to us concerning the composition of our products. Following our scoping analysis, we also performed a “reasonable country of origin inquiry” (“RCOI”) on suppliers believed to have provided MACOM with materials or components containing 3TG necessary to the functionality or production of MACOM’s products (the “Suppliers”). Our RCOI is discussed in further detail later in this CMR.

Our 3TG due diligence processes were based on the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Due Diligence Guidance”), an internationally recognized due diligence framework. Our diligence measures were based on certain processes put in place for the Company’s RCOI and included the following.

Company Management Systems

MACOM established management systems according to Step 1 of the OECD Due Diligence Guidance. MACOM’s systems included the following:

•	MACOM has adopted and implemented a conflict minerals policy (the “Policy”). The Policy indicates that we expect all suppliers of our products and materials to cooperate with our 3TG procedures. The Policy is publicly available on MACOM’s website at https://www.macom.com/about/quality-reliability, and is sent to Suppliers as part of the RCOI process. The Policy is also referenced in customer communications.

•	MACOM has structured internal management to support its 3TG compliance program. A member of the senior staff from the Compliance and Quality Systems department leads a team directly responsible for the management of our 3TG compliance program. The team also includes members from our Operations, Legal, Procurement and Quality departments. Senior management and key internal stakeholders receive reports regarding the advancement and conclusions of the program. MACOM has also enlisted a third party information management service provider (the “Service Provider”) and specialist outside counsel to assist in our due diligence and/or other 3TG compliance activities. The measures described in this CMR were either taken by the Company or the Service Provider acting on its behalf.

•	MACOM’s engagement with suppliers to support their compliance with the Rule includes terms and conditions relating to 3TG compliance in our standard form purchasing terms and conditions. In addition, our templates for supplier agreements also reference 3TG compliance.

•	MACOM has established a system of transparency, information collection and control over the 3TG supply chain. This system includes a process to collect required supplier RCOI data, utilizing the industry standard Conflict Minerals Reporting Template (“CMRT”). Additional details on supply chain data gathering are included in the RCOI and due diligence sections of this CMR. This information is retained for at least five years, generally in electronic form.

•	MACOM implemented a plan to improve the quantity and quality of supplier responses year over year. Outreach for specific suppliers is coordinated between MACOM’s 3TG team and our Procurement department to address outstanding and incomplete data.

•	MACOM has a dedicated Conflict Minerals email address through which MACOM’s employees, suppliers and other third parties can voice any concerns regarding potential violations of MACOM’s conflict minerals policy without any fear of retribution. The dedicated Conflict Minerals email address is conflictminerals@macom.com.

Reasonable Country of Origin Inquiry (RCOI)

MACOM’s RCOI is designed in accordance with Step Two of the OECD Due Diligence Guidance design framework, with the specific goal of determining whether the 3TG in the in-scope products originated from a Covered Country. MACOM’s RCOI process involved two stages: Supplier RCOI and SOR RCOI, as described below.

Supplier RCOI

MACOM designed its Supplier RCOI process to identify the smelters and refiners (the “SORs”) that are potentially in MACOM’s supply chain. Our Supplier RCOI process for the 2017 reporting period included the following:

•	developing the list of direct Suppliers providing 3TG containing components to MACOM, prioritizing by spend;

•	contacting each Supplier and requesting a completed industry standard CMRT, including SOR information;

•	following up by email or phone with Suppliers that did not respond to the request within a specified time frame;

•	reviewing Supplier responses for accuracy, completeness and plausibility;

•	amalgamating the Supplier provided SOR information into a single list of SORs meeting the definition of a SOR under the Responsible Minerals Assurance Process (the “RMAP”) protocols for tin, tantalum, tungsten or gold; and

•	reviewing the final SOR list (and comparing it with industry peers) to determine if MACOM reasonably identified all of the SORs in its supply chain.

As of January 2018, we achieved a response rate of 87% for our RCOI supply chain survey. The responding Suppliers represented 99.5% of relevant vendor spend. Through the RCOI process, our Suppliers identified 302 valid SORs. The list of identified SORs is included under the “Identified Smelter and Refiners” section below.

For the 2017 reporting period, MACOM’s RCOI and due diligence was executed by MACOM’s Service Provider.

Due Diligence

MACOM’s due diligence process was designed in accordance with the applicable sections of the OECD Due Diligence Guidance.

SOR RCOI and Due Diligence

MACOM’s SOR RCOI and due diligence process were designed to:

•	identify the scope of the risk assessment of the 3TG supply chain;

•	assess whether the SORs have carried out due diligence for responsible supply chains of 3TG from conflict-affected and high-risk areas; and

•	where necessary, carry out, through participation in industry-driven programs, joint spot checks at the 3TG SORs own facilities.

MACOM’s SOR RCOI and due diligence process for the 2017 reporting period included the following steps for each SOR identified by Suppliers as potentially in MACOM’s supply chain:

•	Engagement directly with the SOR (including information publicly available on the SOR’s website or its relevant industry association) to ascertain whether or not the SOR sources from the Covered Countries.

•	For SORs that declared directly or through their relevant industry association that they did not source from the Covered Countries, and were not listed as Conformant by the RMAP, the Service Provider reviewed the SOR’s declaration against publicly available information to determine if there was any contrary evidence to the SOR’s declaration. The sources reviewed included: (1) a public internet search of the facility in combination with a public internet search relating to each of the Covered Countries; (2) specific NGO publications (including those of the Enough Project, Global Witness, Southern Africa Resource Watch and Radio Okapi); and (3) the most recent UN Group of Experts report on the DRC.

•	For SORs that did not respond to direct engagement, the Service Provider reviewed publicly available sources to determine if there was “any reason to believe” that the SOR may have sourced from a Covered Country during the reporting period. For this review, the same sources as listed above were used.

•	MACOM’s risk mitigation plan includes a requirement for high risk SORs (SORs sourcing from, or there is reason to believe they are sourcing from the Covered Countries) to be audited and certified “Conformant” by the RMAP or to be RMAP “Active.”

•	For high risk SORs that have not been audited and listed as “Conformant” by the RMAP, MACOM conducted risk mitigation on the SOR according to the OECD Due Diligence Guidance and communicated the results of these activities to a designated member of senior management.

MACOM’s Suppliers identified 302 SORs. Through the activities mentioned above, MACOM identified 36 SORs that source, or there is reason to believe they source, from the Covered Countries. MACOM determined that these 36 SORs have been audited and listed as “Conformant” by the RMAP as of May 11, 2018.

Risk Mitigation

MACOM’s risk mitigation process is consistent with the OECD Due Diligence Guidance and is designed to help prevent an unnecessary sourcing embargo from the Covered Countries.

MACOM’s risk mitigation plan includes an assessment of certain identified SORs to determine if they are relevant to the specific products sold to MACOM.

Independent Audit of Supply Chain Due Diligence at Identified Points

MACOM does not have a direct relationship with 3TG SORs and, therefore, does not perform direct audits of these entities within its supply chain. We utilize and rely on the audit protocols of the RMAP as acceptable in this regard.

Report on Supply Chain Due Diligence

MACOM’s Form SD and Conflict Minerals Report are annually filed and are publicly available on our website.

Identified Smelters and Refiners

In connection with our RCOI or due diligence, as applicable, the Suppliers identified to us the SORs listed below as having potentially processed the necessary 3TG contained in our in-scope products in 2017. Please see the notes that accompany the table for information concerning the data in the table.

Mineral	SOR Name	SOR Location	Status

Gold	Advanced Chemical Company	United States of America	Conformant

Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant

Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brrazil	Conformant

Gold	Argor-Heraeus S.A.	Switzerland	Conformant

Gold	Asahi Pretec Corp.	Japan	Conformant

Gold	Asahi Refining Canada Ltd.	Canada	Conformant

Gold	Asahi Refining USA Inc.	United States of America	Conformant

Gold	Asaka Riken Co., Ltd.	Japan	Conformant

Gold	AU Traders and Refiners	South Africa	Conformant

Gold	Aurubis AG	Germany	Conformant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant

Gold	Boliden AB	Sweden	Conformant

Gold	C. Hafner GmbH + Co. KG	Germany	Conformant

Gold	CCR Refinery—Glencore Canada Corporation	Canada	Conformant

Gold	Cendres + Métaux S.A.	Switzerland	Conformant

Gold	Chimet S.p.A.	Italy	Conformant

Gold	Daejin Indus Co., Ltd.	Korea, Republic of	Conformant

Gold	DODUCO Contacts and Refining GmbH	Germany	Conformant

Gold	Dowa	Japan	Conformant

Gold	DSC (Do Sung Corporation)	Korea, Republic of	Conformant

Gold	Eco-System Recycling Co., Ltd.	Japan	Conformant

Gold	Emirates Gold DMCC	United Arab Emirates	Conformant

Gold	Geib Refining Corporation	United States of America	Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant

Gold	HeeSung Metal Ltd.	Korea, Republic of	Conformant

Gold	Heimerle + Meule GmbH	Germany	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant

Gold	Istanbul Gold Refinery	Turkey	Conformant

Gold	Italpreziosi	Italy	Conformant

Gold	Japan Mint	Japan	Conformant

Gold	Jiangxi Copper Co., Ltd.	China	Conformant

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Conformant

Gold	JSC Uralelectromed	Russian Federation	Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant

Gold	Kazzinc	Kazakhstan	Conformant

Gold	Kennecott Utah Copper LLC	United States of America	Conformant

Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant

Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Conformant

Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Conformant

Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Conformant

Gold	Marsam Metals	Brrazil	Conformant

Gold	Materion	United States of America	Conformant

Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant

Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant

Gold	Metalor Technologies S.A.	Switzerland	Conformant

Gold	Metalor USA Refining Corporation	United States of America	Conformant

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	Conformant

Gold	Mitsubishi Materials Corporation	Japan	Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant

Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant

Gold	Moscow Special Alloys Processing Plant	Russian Federation	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Conformant

Gold	Nihon Material Co., Ltd.	Japan	Conformant

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Conformant

Gold	OJSC Novosibirsk Refinery	Russian Federation	Conformant

Gold	PAMP S.A.	Switzerland	Conformant

Gold	Planta Recuperadora de Metales SpA	Chile	Conformant

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Conformant

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant

Gold	PX Précinox S.A.	Switzerland	Conformant

Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant

Gold	Republic Metals Corporation	United States of America	Conformant

Gold	Royal Canadian Mint	Canada	Conformant

Gold	SAAMP	France	Conformant

Gold	Safimet S.p.A	Italy	Conformant

Gold	SAFINA A.S.	Czech Republic	Conformant

Gold	Samduck Precious Metals	Korea, Republic of	Conformant

Gold	SAXONIA Edelmetalle GmbH	Germany	Conformant

Gold	SEMPSA Joyería Platería S.A.	Spain	Conformant

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant

Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	Conformant

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Conformant

Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	Conformant

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant

Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Conformant

Gold	T.C.A S.p.A	Italy	Conformant

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conformant

Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant

Gold	Torecom	Korea, Republic of	Conformant

Gold	Umicore Brasil Ltda.	Brrazil	Conformant

Gold	Umicore Precious Metals Thailand	Thailand	Conformant

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant

Gold	United Precious Metal Refining, Inc.	United States of America	Conformant

Gold	Valcambi S.A.	Switzerland	Conformant

Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant

Gold	WIELAND Edelmetalle GmbH	Germany	Conformant

Gold	Yamakin Co., Ltd.	Japan	Conformant

Gold	Yokohama Metal Co., Ltd.	Japan	Conformant

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant

Gold	Bangalore Refinery	India	Active

Gold	KGHM Polska Miedź Spółka Akcyjna	Poland	Active

Gold	L’Orfebre S.A.	Andorra	Active

Gold	Modeltech Sdn Bhd	Malaysia	Active

Gold	Remondis Argentia B.V.	Netherlands	Active

Gold	Abington Reldan Metals, LLC	United States of America	On Smelter Look-up Tab List Only

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	On Smelter Look-up Tab List Only

Gold	Caridad	Mexico	On Smelter Look-up Tab List Only

Gold	Chugai Mining	Japan	On Smelter Look-up Tab List Only

Gold	Daye Non-Ferrous Metals Mining Ltd.	China	On Smelter Look-up Tab List Only

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	On Smelter Look-up Tab List Only

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	On Smelter Look-up Tab List Only

Gold	Guangdong Jinding Gold Limited	China	On Smelter Look-up Tab List Only

Gold	Gujarat Gold Centre	India	On Smelter Look-up Tab List Only

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	On Smelter Look-up Tab List Only

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	On Smelter Look-up Tab List Only

Gold	Hunan Chenzhou Mining Co., Ltd.	China	On Smelter Look-up Tab List Only

Gold	HwaSeong CJ Co., Ltd.	Korea, Republic of	On Smelter Look-up Tab List Only

Gold	Kazakhmys Smelting LLC	Kazakhstan	On Smelter Look-up Tab List Only

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	On Smelter Look-up Tab List Only

Gold	L’azurde Company For Jewelry	Saudi Arabia	On Smelter Look-up Tab List Only

Gold	Lingbao Gold Co., Ltd.	China	On Smelter Look-up Tab List Only

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	On Smelter Look-up Tab List Only

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	On Smelter Look-up Tab List Only

Gold	Morris and Watson	New Zealand	On Smelter Look-up Tab List Only

Gold	Morris and Watson Gold Coast	Australia	On Smelter Look-up Tab List Only

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	On Smelter Look-up Tab List Only

Gold	Pease & Curren	United States of America	On Smelter Look-up Tab List Only

Gold	Penglai Penggang Gold Industry Co., Ltd.	China	On Smelter Look-up Tab List Only

Gold	Refinery of Seemine Gold Co., Ltd.	China	On Smelter Look-up Tab List Only

Gold	Sabin Metal Corp.	United States of America	On Smelter Look-up Tab List Only

Gold	Sai Refinery	India	On Smelter Look-up Tab List Only

Gold	SAMWON Metals Corp.	Korea, Republic of	On Smelter Look-up Tab List Only

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	On Smelter Look-up Tab List Only

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	On Smelter Look-up Tab List Only

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	On Smelter Look-up Tab List Only

Gold	TOO Tau-Ken-Altyn	Kazakhstan	On Smelter Look-up Tab List Only

Gold	Yunnan Copper Industry Co., Ltd.	China	On Smelter Look-up Tab List Only

Tantalum	Asaka Riken Co., Ltd.	Japan	Conformant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant

Tantalum	D Block Metals, LLC	United States of America	Conformant

Tantalum	Exotech Inc.	United States of America	Conformant

Tantalum	F&X Electro-Materials Ltd.	China	Conformant

Tantalum	FIR Metals & Resource Ltd.	China	Conformant

Tantalum	Global Advanced Metals Aizu	Japan	Conformant

Tantalum	Global Advanced Metals Boyertown	United States of America	Conformant

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Conformant

Tantalum	H.C. Starck Co., Ltd.	Thailand	Conformant

Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conformant

Tantalum	H.C. Starck Inc.	United States of America	Conformant

Tantalum	H.C. Starck Ltd.	Japan	Conformant

Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant

Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Conformant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant

Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant

Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant

Tantalum	KEMET Blue Metals	Mexico	Conformant

Tantalum	KEMET Blue Powder	United States of America	Conformant

Tantalum	LSM Brasil S.A.	Brrazil	Conformant

Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant

Tantalum	Mineração Taboca S.A.	Brrazil	Conformant

Tantalum	Mitsui Mining & Smelting	Japan	Conformant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant

Tantalum	NPM Silmet AS	Estonia	Conformant

Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic of	Conformant

Tantalum	QuantumClean	United States of America	Conformant

Tantalum	Resind Indústria e Comércio Ltda.	Brrazil	Conformant

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conformant

Tantalum	Taki Chemicals	Japan	Conformant

Tantalum	Telex Metals	United States of America	Conformant

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant

Tin	Alpha	United States of America	Conformant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant

Tin	China Tin Group Co., Ltd.	China	Conformant

Tin	CV Ayi Jaya	Indonesia	Conformant

Tin	CV Dua Sekawan	Indonesia	Conformant

Tin	CV Gita Pesona	Indonesia	Conformant

Tin	CV Serumpun Sebalai	Indonesia	Conformant

Tin	CV Tiga Sekawan	Indonesia	Conformant

Tin	CV United Smelting	Indonesia	Conformant

Tin	CV Venus Inti Perkasa	Indonesia	Conformant

Tin	Dowa	Japan	Conformant

Tin	EM Vinto	Bolivia (Plurinational State of)	Conformant

Tin	Fenix Metals	Poland	Conformant

Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Conformant

Tin	Gejiu Jinye Mineral Company	China	Conformant

Tin	Gejiu Kai Meng Industry and Trade LLC	China	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Conformant

Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant

Tin	Huichang Jinshunda Tin Co., Ltd.	China	Conformant

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Conformant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brrazil	Conformant

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant

Tin	Melt Metais e Ligas S.A.	Brrazil	Conformant

Tin	Metallic Resources, Inc.	United States of America	Conformant

Tin	Metallo Belgium N.V.	Belgium	Conformant

Tin	Metallo Spain S.L.U.	Spain	Conformant

Tin	Mineração Taboca S.A.	Brrazil	Conformant

Tin	Minsur	Peru	Conformant

Tin	Mitsubishi Materials Corporation	Japan	Conformant

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Conformant

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant

Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State of)	Conformant

Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant

Tin	PT Artha Cipta Langgeng	Indonesia	Conformant

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant

Tin	PT Babel Inti Perkasa	Indonesia	Conformant

Tin	PT Bangka Prima Tin	Indonesia	Conformant

Tin	PT Bangka Tin Industry	Indonesia	Conformant

Tin	PT Belitung Industri Sejahtera	Indonesia	Conformant

Tin	PT Bukit Timah	Indonesia	Conformant

Tin	PT DS Jaya Abadi	Indonesia	Conformant

Tin	PT Eunindo Usaha Mandiri	Indonesia	Conformant

Tin	PT Inti Stania Prima	Indonesia	Conformant

Tin	PT Karimun Mining	Indonesia	Conformant

Tin	PT Kijang Jaya Mandiri	Indonesia	Conformant

Tin	PT Lautan Harmonis Sejahtera	Indonesia	Conformant

Tin	PT Menara Cipta Mulia	Indonesia	Conformant

Tin	PT Mitra Stania Prima	Indonesia	Conformant

Tin	PT Panca Mega Persada	Indonesia	Conformant

Tin	PT Prima Timah Utama	Indonesia	Conformant

Tin	PT Refined Bangka Tin	Indonesia	Conformant

Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant

Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant

Tin	PT Sukses Inti Makmur	Indonesia	Conformant

Tin	PT Sumber Jaya Indah	Indonesia	Conformant

Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Conformant

Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Conformant

Tin	PT Tinindo Inter Nusa	Indonesia	Conformant

Tin	PT Tommy Utama	Indonesia	Conformant

Tin	Resind Indústria e Comércio Ltda.	Brrazil	Conformant

Tin	Rui Da Hung	Taiwan, Province of China	Conformant

Tin	Soft Metais Ltda.	Brrazil	Conformant

Tin	Thaisarco	Thailand	Conformant

Tin	White Solder Metalurgia e Mineração Ltda.	Brrazil	Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant

Tin	Yunnan Tin Company Limited	China	Conformant

Tin	Modeltech Sdn Bhd	Malaysia	Active

Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	On Smelter Look-up Tab List Only

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	On Smelter Look-up Tab List Only

Tin	Estanho de Rondônia S.A.	Brrazil	On Smelter Look-up Tab List Only

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	On Smelter Look-up Tab List Only

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	On Smelter Look-up Tab List Only

Tin	Super Ligas	Brrazil	On Smelter Look-up Tab List Only

Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant

Tungsten	ACL Metais Eireli	Brrazil	Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Conformant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Conformant

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant

Tungsten	Global Tungsten & Powders Corp.	United States of America	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant

Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant

Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Conformant

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant

Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant

Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant

Tungsten	Kennametal Fallon	United States of America	Conformant

Tungsten	Kennametal Huntsville	United States of America	Conformant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant

Tungsten	Moliren Ltd.	Russian Federation	Conformant

Tungsten	Niagara Refining LLC	United States of America	Conformant

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Conformant

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Conformant

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Conformant

Tungsten	Unecha Refractory Metals Plant	Russian Federation	Conformant

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Conformant

Tungsten	Wolfram Bergbau und Hütten AG	Austria	Conformant

Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Conformant

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Active

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	Active

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	On Smelter Look-up Tab List Only

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	On Smelter Look-up Tab List Only

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	On Smelter Look-up Tab List Only

The Company notes the following in connection with the information in the table above:

a.	Not all of the included SORs may have processed the necessary 3TG contained in MACOM’s in-scope products, since some Suppliers reported at a “company level,” meaning that they reported the 3TG contained in all of their products, not just those in the products that they sold MACOM. Some Suppliers also may have reported SORs that were not in MACOM’s supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the SORs reflected above may not include all of the SORs in MACOM’s supply chain, since some Suppliers did not identify all of their SORs and because not all Suppliers responded to MACOM’s inquiries.

b.	The table only includes entities that meet the definition of SORs set out in the RMAP protocols for tin, tantalum, tungsten, and gold.

c.	Smelter or refiner status information in the table is as of May 11, 2018.

d.	“Conformant” means that a SOR was listed as conformant with the RMAP’s assessment protocols, including through mutual recognition. SORs that are listed as “Re-audit in process” by the RMAP are considered to be Conformant by the RMAP. Included SORs were not necessarily Conformant for all or part of 2017 and may not continue to be Conformant for any future period.

e.	“Active” is a RMAP designation that means that the smelter or refiner is a participant in the RMAP and has committed to undergo an audit or is participating in a cross-recognized certification program.

f.	“On Smelter Look-up Tab List Only” means a SOR is listed on the Smelter Look-up tab list of the CMRT, but is not listed as “Conformant” or “Active.”

g.	SOR location is based solely on information made public by the RMI, without independent verification by MACOM. SOR status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by MACOM.

Country of Origin Information

The identified countries of origin of the 3TG processed by the SORs listed in the table above are believed to have potentially included the countries in the categories listed below. The categories are organized by risk. These may not be all of the countries from which the identified SORs have sourced, and the identified SORs may not have sourced from all of these countries.

L1 – Countries that are not identified as conflict regions or plausible areas of smuggling or export from the Covered Countries: Argentina, Australia, Austria, Benin, Bolivia, Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Senegal, Sierra Leone, Spain, Thailand, Togo, United Kingdom, United States of America, Uzbekistan, Vietnam and Zimbabwe.

L2—Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Mozambique and South Africa.

L3—The DRC and its adjoining countries: Burundi, Rwanda and Uganda.

DRC—Democratic Republic of the Congo.

Alternatively, or in addition, some of the identified SORs have sourced from recycled or scrap sources.

Improvement Plan

MACOM is taking or intends to continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary 3TG in MACOM’s products could directly or indirectly benefit or finance armed groups in the Covered Countries:

•	Use the the CMRT for 2018 supplier outreach.

•	Continue to encourage suppliers to take the steps needed to obtain and provide current, accurate and complete information about their SORs by enhancing training materials and through further outreach.

•	Continue to encourage suppliers to source responsibly from SORs that are listed as “Conformant” or “Active” by the RMAP program.

•	Contact identified SORs that are not certified “Conformant” or “Active” by the RMAP program to request their participation in the program.

Conclusion

Given the potential limitations affecting the reliability of third-party certification systems and supply chain inquiries that have been cited by certain commentators, we are not expressing a determination that our products are “DRC conflict free” within the meaning of the Rule. However, no information has come to our attention that causes us to believe that any of the 3TG in our products are directly or indirectly financing or benefiting armed groups in a Covered Country.

Forward-Looking Statements

This document contains “forward-looking statements” made within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “plans,” “may,” “intends,” “will,” “should,”

“expects” and similar expressions or the use of the future tense are intended to identify forward-looking statements. In addition, any statements that do not relate to historical or current facts or matters are forward-looking statements. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements within this document include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to: (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all; (2) whether SORs and other market participants responsibly source 3TG; and (3) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of the filing of this document or to reflect the occurrence of unanticipated events.